     As filed with the Securities and Exchange Commission on June 23, 2000
                                                       Registration No. 333 -
================================================================================
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               _________________

                                   FORM S-3
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                               _________________

                           PRIDE INTERNATIONAL, INC.
            (Exact name of registrant as specified in its charter)


            Louisiana                                    76-0069030
     (State of incorporation)             (I.R.S. Employer Identification No.)

                               _________________

     Pride International, Inc.                       Robert W. Randall
    5847 San Felipe, Suite 3300                   Pride International, Inc.
        Houston, Texas 77057                     5847 San Felipe, Suite 3300
           (713) 789-1400                            Houston, Texas 77057
 (Address, including zip code, and                      (713) 789-1400
    telephone number, including                 (Name, address, including zip
    area code, of a registrant's           code, and telephone number, including
    principal executive offices)              area code, of agent for service)

                               _________________

                                   Copy to:
                               L. Proctor Thomas
                               Baker Botts L.L.P.
                             3000 One Shell Plaza
                           Houston, Texas 77002-4995
                                (713) 229-1234

                               _________________

         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

         If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]

                        CALCULATION OF REGISTRATION FEE

=======================================================================================================================
                     Title of Each Class of                            Proposed Maximum            Amount of
                   Securities to be Registered                    Aggregate Offering Price (1)  Registration Fee
-----------------------------------------------------------------------------------------------------------------------
Debt Securities(2).............................................
-----------------------------------------------------------------------------------------------------------------------
Preferred Stock, no par value(2)...............................
-----------------------------------------------------------------------------------------------------------------------
Common Stock, no par value(2)(3)...............................
-----------------------------------------------------------------------------------------------------------------------
Warrants(2)....................................................
-----------------------------------------------------------------------------------------------------------------------
         Total.................................................          $500,000,000                  $132,000
=======================================================================================================================

                                                        (continued on next page)

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act. In no event will the aggregate initial offering price of all securities issued from time to time pursuant to this Registration Statement exceed $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount as shall result in an aggregate initial offering price of up to $500,000,000 or the equivalent thereof in foreign currencies, foreign currency units or composite currencies, less the dollar amount of any securities previously issued hereunder. Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.
(2) There is also being registered hereunder an indeterminate principal amount of Debt Securities, an indeterminate number of shares of Preferred Stock and Common Stock and an indeterminate number of Warrants as may be issuable upon conversion, redemption, exchange or exercise of the Debt Securities, Preferred Stock or Warrants registered hereunder, including any applicable antidilution provisions.
(3) Includes the associated rights to purchase preferred stock, which initially are attached to and trade with the shares of Common Stock being registered hereby.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

================================================================================

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++

                  Subject to Completion, dated June 23, 2000

Prospectus

[Logo]


Pride International, Inc.
5847 San Felipe, Suite 3300
Houston, Texas 77057
(713) 789-1400


                                 $500,000,000
                                Debt Securities
                                Preferred Stock
                                 Common Stock
                                   Warrants

           -------------------------------------------------------

           We will provide the specific terms of the securities in
                        supplements to this prospectus.
              You should read this prospectus and any supplement
                         carefully before you invest.

           -------------------------------------------------------

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined whether this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.



The date of this prospectus is              , 2000.

                                Table of Contents

About This Prospectus....................................................   2
Forward-Looking Information..............................................   2
About Pride International, Inc...........................................   3
Use of Proceeds..........................................................   3
Ratio of Earnings to Fixed Charges.......................................   4
Description of Debt Securities...........................................   4
Description of Capital Stock.............................................  11
Description of Warrants..................................................  16
Plan of Distribution.....................................................  17
Legal Opinions...........................................................  18
Experts..................................................................  18
Independent Accountants..................................................  18
Where You Can Find More Information......................................  19

                             About This Prospectus

          This prospectus is part of a registration statement that we have filed with the Securities and Exchange Commission using a "shelf" registration process. Using this process, we may offer any combination of the securities described in this prospectus in one or more offerings with a total initial offering price of up to $500,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we use this prospectus to offer securities, we will provide a prospectus supplement and, if applicable, a pricing supplement that will describe the specific terms of that offering. The prospectus supplement and any pricing supplement may also add, update or change the information in this prospectus. Please carefully read this prospectus, the prospectus supplement and any pricing supplement together with the information contained in the documents we refer to under the heading "Where You Can Find More Information."

          You should rely only on the information we have provided or incorporated by reference in this prospectus and the accompanying prospectus supplement. We have not authorized any person (including any salesman or broker) to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should assume that the information in this prospectus or the accompanying prospectus supplement is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference.

                          Forward-Looking Information

          This prospectus, including the information we incorporate by reference, includes "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included in this prospectus or the documents we incorporate by reference that address activities, events or developments that we expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These include such matters as :

          . future capital expenditures and investments in the construction, acquisition and refurbishment of rigs (including the amount and nature thereof and the timing of completion thereof)

          .     repayment of debt
          .     expansion and other development trends in the contract drilling industry
          .     business strategies
          .     expansion and growth of operations
          .     utilization rates and contract rates for rigs
          .     future operating results and financial condition

          We have based these statements on assumptions and analyses made by our management in light of its experience and its perception of historical trends, current conditions, expected future developments and other factors it believes were appropriate in the circumstances when the statements were made. These statements are subject to a number of assumptions, risks and uncertainties, including;

          .     general economic and business conditions
          .     prices of oil and gas and industry expectations about future prices
          .     foreign exchange controls and currency fluctuations
          .     the business opportunities (or lack thereof) that may be
                presented to and pursued by us
          .     changes in laws or regulations

          Most of these factors are beyond our control. We caution you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in these statements. We will not update these statements unless the securities laws require us to do so.

                        About Pride International, Inc.

          We are a leading international provider of contract drilling and related services, operating both offshore and on land. We operate a global fleet of 291 rigs, including two ultra-deepwater drillships, three semisubmersible rigs, 18 jackup rigs, six tender-assisted rigs, three barge rigs, 21 offshore platform rigs and 238 land-based drilling and workover rigs. We operate in more than 20 countries and marine provinces. We are a Louisiana corporation with our principal executive offices located at 5847 San Felipe, Suite 3300, Houston, Texas 77057. Our telephone number at such address is (713) 789-1400.

                                Use of Proceeds

          Unless we inform you otherwise in the prospectus supplement, we expect to use the net proceeds from the sale of securities for general corporate purposes. These purposes may include:

          .     acquisitions
          .     working capital
          .     capital expenditures
          .     repayment or refinancing of debt and
          .     repurchases and redemptions of securities

Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness.

                      Ratio of Earnings to Fixed Charges

         We have presented in the table below our historical consolidated ratio of earnings to fixed charges for the periods shown.



                                           Years Ended December 31,
                                           ------------------------
    Three Months Ended
      March 31, 2000           1999        1998      1997       1996       1995
      --------------           ----        ----      ----       ----       ----
            --                  --         2.2x      4.5x       2.7x       4.0x


         We have computed the ratios of earnings to fixed charges by dividing earnings by fixed charges. For this purpose, "earnings" consist of earnings before income taxes plus fixed charges less capitalized interest. "Fixed charges" consist of interest expense, capitalized interest and that portion of operating lease rental expense we have deemed to represent the interest factor. For the year ended December 31, 1999, earnings were inadequate to cover fixed charges by $108.6 million. For the three months ended March 31, 2000, earnings were inadequate to cover fixed charges by $14.8 million.

         We had no preferred stock outstanding for any period presented, and accordingly, the ratio of earnings to combined fixed charges and preferred stock dividends is the same as the ratio of earnings to fixed charges.

                        Description of Debt Securities

         The debt securities covered by this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities. We will issue senior debt securities under an indenture dated as of May 1, 1997 between us and The Chase Manhattan Bank, as trustee. We will issue subordinated debt securities under an indenture dated as of April 1, 1998 between us and HSBC Bank USA (formerly Marine Midland Bank), as trustee. The indenture for the senior debt securities and the indenture for the subordinated debt securities are substantially identical, except for provisions relating to subordination. We sometimes call the senior indenture and the subordinated indenture the indentures.

         We have summarized material provisions of the indentures and the debt securities below. This summary is not complete. We have filed the senior indenture and the subordinated indenture with the SEC as exhibits to the registration statement of which this prospectus is a part, and you should read the indentures for provisions that may be important to you. Please read "Where You Can Find More Information."

         In this summary description of the debt securities, all references to us mean Pride International, Inc. only, unless we state otherwise or the context clearly indicates otherwise.

Ranking

         The senior debt securities will constitute senior debt and will rank equally with all of our unsecured and unsubordinated debt and senior to our subordinated debt. The subordinated debt securities will be subordinated to, and thus have a junior position to, the senior debt securities and all of our other senior debt. Neither indenture limits the amount of debt that we may issue under that indenture or the amount of other debt or securities that we or any of our subsidiaries may issue. We may issue debt securities under either indenture from time to time in one or more series, each in an amount we authorize prior to issuance. Our 9 3/8% Senior Notes due 2007 and our 10% Senior Notes due 2009 are outstanding under the senior indenture, and our Zero Coupon Convertible Subordinated Debentures Due 2018 are outstanding under the subordinated indenture.

         We currently conduct our operations through both U.S. and foreign subsidiaries, and our operating income and cash flow are generated by our subsidiaries. As a result, distributions or advances from our subsidiaries are the principal source of funds necessary to meet our debt service obligations. Contractual provisions or laws, as well as our subsidiaries' financial condition and operating requirements, may limit our ability to obtain cash from our subsidiaries that we require to pay our debt service obligations, including payments on the debt securities. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

         The indentures do not contain any covenants or other provisions designed to protect holders of the debt securities in the event of a highly leveraged transaction. The indentures also do not contain provisions that give holders of the debt securities the right to require us to repurchase their securities in the event of a decline in our credit rating resulting from a takeover, recapitalization or similar restructuring or otherwise.

Terms

         The prospectus supplement relating to any series of debt securities we are offering will include specific terms relating to that offering. These terms will include some or all of the following:

         . whether the debt securities are senior or subordinated debt securities

         .        the title of the debt securities

         .        the total principal amount of the debt securities

         . whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depository on behalf of holders

         .        the prices at which we will issue the debt securities

         . the date or dates on which the principal of and any premium on the debt securities will be payable

         . any interest rate, the date from which interest will accrue, interest payment dates, record dates for interest payments and the manner of paying interest

         . whether and under what circumstances we will pay any additional amounts on the debt securities

         . the place or places where payments on the debt securities will be payable

         .        any optional redemption provisions

         . any sinking fund or other provisions that would obligate us to redeem, purchase or repay debt securities

         .        the denominations in which we will issue the debt securities

         . whether payments on the debt securities will be payable in foreign currency or currencies, including composite currencies or another form, whether payments will be payable by reference to any index or formula, and any provisions relating to payment in a form other than that stated in the debt securities

        . the portion of the principal amount of debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount

        . any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities or any changes to those conditions or limitations

         .        any changes or additions to events of default or covenants

         . any restrictions or other provisions relating to the transfer or exchange of debt securities

         . any terms for the conversion or exchange of the debt securities for other securities of us or any other entity

         We may sell the debt securities at a discount, which may be substantial, below their stated principal amount. These debt securities may bear no interest or interest at a rate that at the time of issuance is below market rates. We will describe in the prospectus supplement any material U.S. federal income tax consequences applicable to those securities.

         If we sell any of the debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in the prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

         Under the subordinated indenture, payment of the principal, interest, any premium and any additional amounts on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt. Unless we inform you otherwise in the prospectus supplement, we may not make any payment of principal of, interest on, any premium on or any additional amounts with respect to the subordinated debt securities if:

         . we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due or

         . we default in performing any other covenant (a "covenant default") on any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold

         Unless we inform you otherwise in the prospectus supplement, a covenant default will prevent us from paying the subordinated debt securities only for up to 179 days after holders of the designated Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

         The subordination does not affect our obligation, which is absolute and unconditional, to pay, when due, the principal of, any premium and interest on and any additional amounts with respect to the subordinated debt securities. In addition, the subordination does not prevent the occurrence of any default under the subordinated indenture.

         The subordinated indenture does not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we became insolvent, holders of subordinated debt securities may receive less on a proportionate basis than other creditors.

         Unless we inform you otherwise in the prospectus supplement, "Senior Debt" will mean all indebtedness, including guarantees, of Pride International, Inc., unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

         The indentures generally permit a consolidation or merger between us and another entity. They also permit the sale by us of all or substantially all of our assets. We have agreed, however, that we will consolidate with or merge into any entity or transfer or dispose of all or substantially all of our assets to any entity only if all of the following are satisfied:

               (a) the resulting entity assumes the due and punctual payments on the debt securities and the performance of our covenants under the indentures

               (b) immediately after giving effect to the transaction, no event of default, and no event that, after notice or lapse of time, would become an event of default, would occur and be continuing

Events of Default

         Unless we inform you otherwise in the prospectus supplement, the following events are events of default with respect to a series of debt securities:

         . our failure to pay interest or additional amounts on any debt security of that series for 30 days

         . our failure to pay principal of or any premium on any debt security of that series when due

         . our failure to make any sinking fund payment for any debt security of that series for 30 days

         . our failure to perform any of our other covenants in that indenture, other than a covenant included in the indenture solely for the benefit of another series of debt securities, continued for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of the outstanding debt securities issued under the indenture

         . events involving bankruptcy, insolvency or reorganization of Pride

         A default under one series of debt securities will not necessarily be a default under another series. If a default or event of default for any series of debt securities occurs, is continuing and is known to the trustee, the trustee will notify the holders of those debt securities within 90 days after it occurs. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

         If an event of default, other than an event of default described in the fourth bullet point above, for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of that series may declare the principal of those debt securities to be due and payable. If an event of default described in the fourth bullet point above occurs and is continuing, the trustee or the holders of at least 25% in principal amount of all outstanding debt securities issued under the indenture may declare the principal of those debt securities to be due and payable. The principal of all the debt securities issued under the indenture will become immediately due and payable without any action on the part of the trustee or any holder in the case of defaults relating to bankruptcy, insolvency or reorganization. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default (or of all the debt securities issued under the indenture, as applicable) may in some cases rescind the accelerated payment requirement.

         A holder of a debt security of any series may pursue any remedy under the indenture only if:

         . the holder has previously given written notice to the trustee of a continuing event of default with respect to that series of debt securities

         . the holders of at least 25% in principal amount of the outstanding debt securities of that series have made written request to the trustee to institute proceedings in the trustee's own name

         .     the holder has offered the trustee reasonable indemnity

         . the trustee has failed to act within 60 days after receipt of the notice and indemnity and

         . during that 60-day period, the holders of a majority in principal amount of the outstanding debt securities of that series have given no direction inconsistent with the request

         This provision does not, however, affect the right of a holder of any debt security to sue for the enforcement of any overdue payment.

         In most cases, the trustee will be under no obligation to exercise any of its rights or powers under the indenture at the request or direction of any of the holders unless those holders have offered to the trustee reasonable indemnity. Subject to this provision for indemnification, the holders of a majority in principal amount of the outstanding debt securities of any series (or, in some cases, all debt securities issued under the indenture) may direct the time, method and place of:

          .    conducting any proceeding for any remedy available to the trustee

          . exercising any trust or power conferred on the trustee with respect to those debt securities

         Each indenture requires us to furnish to the trustee annually a statement as to our performance of certain of our obligations under the indenture and as to any default in performance.

Defeasance

         When we use the term defeasance, we mean discharge from some or all of our obligations under an indenture. Unless we inform you otherwise in the prospectus supplement, if we deposit with the trustee funds or U.S. government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

         . we will be discharged from our obligations with respect to the debt securities of that series ("legal defeasance and discharge") or

         . we will no longer have any obligations under the indenture and the debt securities of that series ("covenant defeasance"), except for our obligations relating to, among other things:

               .    making payments on the debt securities of that series

               . registration of transfer or exchange of debt securities of that series

               . replacement of stolen, lost or mutilated debt securities of that series

               .    maintenance of paying agencies and

               .    holding of monies for payment in trust

         Unless we inform you otherwise in the prospectus supplement, we will be required to deliver to the trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for federal income tax purposes and that the holders would be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if the deposit and related defeasance had not occurred. If we elect legal defeasance and discharge, that opinion of counsel must be based upon a ruling from the United States Internal Revenue Service or a change in law to that effect.

         Under current United States federal income tax law, legal defeasance and discharge would likely be treated as a taxable exchange of debt securities to be defeased for interests in the defeasance trust. As a consequence, a United States holder would recognize gain or loss equal to the difference between the holder's cost or other tax basis for the debt securities and the value of the holder's interest in the defeasance trust, and thereafter would be required to include in income a share of the income, gain or loss of the defeasance trust. Under current United

States federal income tax law, covenant defeasance would not be treated as a taxable exchange of such debt securities.

Payment and Paying Agents

         Unless we inform you otherwise in the prospectus supplement, we will make payments on the debt securities in the designated currency or currency unit at the office of the paying agents we designate from time to time. We may make, at our option, interest payments by check mailed to the person entitled to the payment as its name appears on the security register. We will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

         Unless we inform you otherwise in the prospectus supplement, the corporate trust office of the trustee in New York, New York will be designated as a paying agent for payments on the debt securities. We may at any time designate additional paying agents, rescind the designation of any paying agent or approve a change in the office through which any paying agent acts. We will, however, be required to maintain a paying agent in each place of payment for a series of debt securities.

         All monies we pay to a paying agent for payments on any debt security that remain unclaimed for three years after the payments become due and payable will be repaid to us, subject to applicable escheat laws. After repayment to us, the holder of that debt security must look only to us for payment.

Modification and Waiver

         We may modify or amend each indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the indenture affected by the modification or amendment consent to it. Without the consent of each outstanding debt security affected, however, no modification may:

         . change the stated maturity of the principal of or any installment of principal of or interest on any debt security

         . reduce the principal amount of, the interest rate on, any additional amounts with respect to or the premium payable upon redemption of any debt security

         .     change our obligation, if any, to pay additional amounts

         . reduce the amount of the principal of an original issue discount security that would be due and payable upon a declaration of acceleration of the maturity of that debt security

         . change any place of payment where or the coin or currency in which any debt security or any payments on any debt security are payable

         . impair the right to institute suit for the enforcement of any payment on any debt security

         . reduce the percentage in principal amount of outstanding debt securities necessary to modify the indenture, to waive compliance with certain provisions of the indenture or to waive certain defaults

         . make any change in the provisions for modification of the indenture or for certain waivers, except to increase the principal amount of debt securities necessary to consent to any such change

         . with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security

         We may modify or amend the indenture without the consent of any holders of the debt securities in certain circumstances, including:

         . to add covenants and events of default or to surrender any rights we have under the indenture

         .     to provide any security for any series of debt securities

         . to provide for the assumption of our obligations under the indenture and the debt securities by a successor upon any merger, consolidation or asset transfer

         . to make any change that does not adversely affect any outstanding debt security of any series in any material respect

         . to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under the indenture in any material respect

         .     to provide for the acceptance of a successor or another trustee

         .     to establish the form or terms of debt securities

         . to cure any ambiguity, omission, defect or inconsistency that does not adversely affect any outstanding debt securities of a series in any material respect

Form, Exchange, Registration and Transfer

         We will issue the debt securities in registered form. Debt securities of any series will be exchangeable for other debt securities of the same series, the same total principal amount and the same terms but in different authorized denominations in accordance with the indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

         We will appoint the trustee under each indenture as security registrar for the debt securities issued under that indenture. We are required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities.

         In the case of any redemption, we will not be required:

         . to issue, register the transfer of or exchange debt securities of a series either during a period beginning 15 days prior to the mailing of the redemption notice and ending on the day of mailing or

         . to register the transfer of or exchange any debt security, or portion of any debt security, called for redemption, except the unredeemed portion of any debt security we are redeeming in part

Book-Entry Debt Securities

         We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in the prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in the prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Replacement of Debt Securities

         We will replace any mutilated debt security at the holder's expense upon surrender of the debt security to the trustee. We will replace debt securities that become destroyed, stolen or lost at the holder's expense upon delivery to the trustee of the debt security or evidence of destruction, loss or theft satisfactory to us and the trustee. In the case of a destroyed, lost or stolen debt security, we may require an indemnity that is satisfactory to the trustee and to us at the holder's expense before we issue a replacement debt security. If any mutilated, destroyed, lost or stolen debt security has become or is about to become due and payable, we may pay that debt security instead of issuing a new security.

Governing Law

         New York law will govern each indenture and the debt securities.

The Trustees

         The Chase Manhattan Bank is the trustee under the senior indenture. HSBC Bank USA is the subordinated trustee under the subordinated indenture. We maintain banking relationships in the ordinary course of business with the trustees and their affiliates.

         If an event of default occurs and is continuing, the trustee will be required to use the degree of care and skill of a prudent person in the conduct of his own affairs. The trustee will become obligated to exercise any of its powers under the indenture at the request of the holders of any debt securities only after those holders have offered the trustee indemnity reasonably satisfactory to it.

         If the trustee becomes one of our creditors, it will be subject to limitations in the indenture on its rights to obtain payment of claims or to realize on certain property received for any claim, as security or otherwise. The trustee is permitted to engage in other transactions with us. If, however, it acquires any conflicting interest, it must eliminate that conflict or resign within 90 days after ascertaining that it has a conflicting interest and after the occurrence of a default under the indenture, unless the default has been cured, waived or otherwise eliminated within the 90-day period.

                          Description of Capital Stock

         Our authorized capital stock consists of:

         .   100,000,000 shares of common stock, no par value

         . 5,000,000 shares of preferred stock, no par value, issuable in series

         We have summarized selected aspects of our capital stock below. The summary is not complete. For a complete description, you should refer to our restated articles of incorporation, bylaws and the Rights Agreement, dated as of September 9, 1998, between us and American Stock Transfer and Trust Company, as rights agent, all of which are exhibits to the registration statement of which this prospectus is part.

Common Stock

         Common stockholders are entitled to one vote for each share held on all matters submitted to them. The common stock does not have cumulative voting rights, meaning that the holders of a majority of the shares of common stock voting for the election of directors can elect all the directors if they choose to do so.

         Each share of common stock is entitled to participate equally in dividends when, as and if declared by our board of directors. The payment of dividends on our common stock may be limited by obligations we may have to holders of any preferred stock.

         If we liquidate or dissolve our business, the holders of common stock will share ratably in the distribution of assets available for distribution to stockholders after creditors are paid and preferred stockholders receive their distributions. The shares of common stock have no preemptive rights and are not convertible, redeemable or assessable or entitled to the benefits of any sinking fund.

         All issued and outstanding shares of common stock are fully paid and nonassessable. Any shares of common stock we offer under this prospectus will be fully paid and nonassessable.

         The common stock is listed on the New York Stock Exchange and trades under the symbol "PDE."

Preferred Stock

         Our board of directors can, without action by stockholders, issue one or more series of preferred stock. The board can determine for each series the number of shares, designation, relative voting rights, dividend rates, liquidation and other rights, preferences and limitations. In some cases, the issuance of preferred stock could delay or discourage a change in control of us.

         The prospectus supplement relating to any series of preferred stock we are offering will include specific terms relating to the offering. We will file the form of the preferred stock with the SEC before we issue any of it, and you should read it for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

         .     the title of the preferred stock

         .     the maximum number of shares of the series

         . the dividend rate or the method of calculating the dividend, the date from which dividends will accrue and whether dividends will be cumulative

         .     any liquidation preference

         .     any optional redemption provisions

         . any sinking fund or other provisions that would obligate us to redeem or purchase the preferred stock

         . any terms for the conversion or exchange of the preferred stock for other securities of us or any other entity

         .     any voting rights

         . any other preferences and relative, participating, optional or other special rights or any qualifications, limitations or restrictions on the rights of the shares

         Any shares of preferred stock we issue will be fully paid and nonassessable.

         Our board of directors has reserved a total of 1,000,000 shares of Series A Junior Participating Preferred Stock for issuance under our shareholder rights plan described below. We have not issued any shares of preferred stock at the date of this prospectus.

Anti-takeover Provisions

         The provisions of Louisiana law and our restated articles of incorporation and bylaws summarized below may have an anti-takeover effect and may delay, defer or prevent a tender offer or takeover attempt that a shareholder might consider in his or her best interest, including those attempts that might result in a premium over the market price for the common stock.

Director Terms

         Our articles provide that directors are elected for five-years terms and until their successors are elected and qualified. Although the number of directors is designated in our bylaws, no change to the bylaws to decrease the number of directors may shorten the term of an incumbent director. Our bylaws may be amended by shareholders with 80% of the total voting power of our voting stock. Our articles provide that a vacancy on the board may be filled by a vote of at least two-thirds of the directors in office, and a director elected to fill a vacancy serves until the next shareholder meeting held for the election of directors. Our shareholders can fill a vacancy on the board at a special meeting called to do so. Directors can be removed by the shareholders only for cause and only by a vote of not less than 80% of the voting power. Such removal may be made only at a shareholder meeting called to do so.

Shareholder Meetings

         Our articles and bylaws provide that special meetings of shareholders may be called by the chairman of the board, the president, the board of directors or shareholders holding 80% of the total voting power. A majority of the outstanding shares of common stock entitled to vote is a quorum for a shareholder meeting. In general, a majority of votes cast decides a matter brought before a meeting.

Shareholder Nominations of Directors

         Our articles provide that only persons nominated by or at the direction of the board or by a shareholder who has given timely notice to the secretary prior to the meeting where directors are to be elected are eligible for election as directors. To be timely, we must receive notice between 45 and 90 days before the meeting. If less than 55 days' notice or prior public disclosure of the meeting date is given or made to shareholders, we must receive the notice not later than the tenth day after the day on which the notice was mailed or the disclosure was made. The notice from a shareholder nominating a person for election as a director must give specified information about the person.

Supermajority Vote for Business Combinations

         Our articles provide that certain business combinations between us and a person that beneficially owns 30% of the total voting power of our voting stock require approval at a shareholder meeting called for that purpose by 80% of the total voting power, excluding securities owned by the acquiring entity and its affiliates. A 30% beneficial owner is referred to as an "acquiring entity" under our articles and bylaws. In addition, these business combinations must meet conditions relating to:

         .   form and quantity of consideration to be received by shareholders
         .   restrictions on the acquiring entity purchasing additional voting securities
         .   dividends paid on our outstanding stock
         .   restrictions on the acquiring entity receiving our financial assistance or making changes to our business or capital structure without unanimous board approval
         .   distribution of a proxy statement containing the directors'
             recommendation and opinion of a reputable investment bank

         Business combinations that are approved by "continuing directors" or that involve a transfer of our assets to a wholly owned subsidiary or a merger that does not change the percentages of shareholder ownership are exempt from these restrictions. A "continuing director" is any member of our board of directors who was a member of the board prior to the time a person becomes an acquiring entity and any person who is subsequently elected to the board if the person is recommended or approved by a majority of the continuing directors. The "continuing directors" do not include an acquiring entity, or an affiliate or associate of an acquiring entity.

Interested Shareholder Transactions

         Louisiana law requires that mergers, consolidations or share exchanges with a shareholder owning 10% or more of the voting power be recommended by the board and approved by:

         . 80% of the votes entitled to be cast by outstanding shares of voting stock and
         . two-thirds of votes entitled to be cast by voting stock other than the interested shareholder

         Transactions that do not alter the contract rights of the stock or convert our shares and satisfy certain consideration and procedural requirements are exempt from these requirements.

Business Combinations under Louisiana Law

         As permitted by Louisiana law, our articles of incorporation expressly authorize the board of directors, when considering a tender offer, exchange offer, merger or consolidation, to consider, among other factors, the social and economic effects of the proposals on the company, our subsidiaries and our employees, customers, creditors and communities.

Limitation of Liability of Officers and Directors

         Section 24 of the Louisiana Business Corporation Law authorizes corporations to limit or eliminate the personal liability of officers and directors to corporations and their shareholders for monetary damages for breach of officers' and directors' fiduciary duties, except for:

         . any breach of the officer's or director's duty of loyalty to our company or our shareholders

         . acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law

         . unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 92D of the Louisiana Business Corporation Law or

         . any transaction from which the officer or director derived an improper personal benefit

         Our articles of incorporation limit the liability of our officers and directors to our company and our shareholders to the fullest extent permitted by Louisiana law. The inclusion of these provisions in our articles of incorporation may reduce the likelihood of derivative litigation against our officers and directors, and may discourage or deter shareholders or management from bringing a lawsuit against our officers and directors for breach of their duty of care, even though such an action, if successful, might have otherwise benefitted our company and our shareholders. Both our articles of incorporation and bylaws provide indemnification to our officers and directors and certain other persons.

Amendment of Certain Provisions of the Articles and Bylaws

         Our articles generally provide that if either a majority of the directors, at a time when there is no acquiring entity, or a majority of the continuing directors, at a time when there is an acquiring entity, recommends an amendment to the articles, the holders of a majority of the total voting power present at a shareholder meeting are required to amend certain provisions of the articles. The exceptions relate generally to:

         .   the authority of the board of directors to issue preferred stock

         .   the antitakeover provisions and limitations on director liability

In these cases, an amendment requires approval of holders of 80% of the total voting power. Our bylaws may be amended or repealed only by:

         . a majority of the entire board of directors at any time when there is no acquiring entity

         . both a majority of the entire board of directors and a majority of the continuing directors at any time when there is an acquiring entity or

         . the affirmative vote of the holders of at least 80% of the total voting power

Shareholder Rights Plan

         On September 9, 1998, our board of directors adopted a preferred share purchase rights plan. Under the plan, each share of common stock currently includes one right to purchase preferred stock. We have summarized selected provisions of the rights below. This summary is not complete. We have filed the rights agreement with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read it for provisions that may be important to you.

         Currently, the rights are not exercisable and are attached to all outstanding shares of common stock. The rights will separate from the common stock and become exercisable:

         . ten days after public announcement that a person or group of affiliated or associated persons has acquired, or obtained the right to acquire, beneficial ownership of 15% of the outstanding common stock or

         . ten business days following the start of a tender offer or exchange offer that would result in a person's acquiring beneficial ownership of 15% of the outstanding common stock

Our board of directors can elect to delay the separation of the rights from the common stock beyond the ten business days referred to above. A 15% beneficial owner is referred to as an "acquiring person" under the plan. Until the rights are separately distributed, the rights will be evidenced by the common stock certificates and will be transferred with and only with the common stock certificates.

         After the rights are separately distributed, each right will entitle the holder to purchase from us one one-hundredth of a share of Series A Junior Participating Preferred Stock for a purchase price of $50. The rights will expire at the close of business on September 9, 2008, unless we redeem or exchange them earlier as described below.

         If a person becomes an acquiring person, the rights will become rights to purchase shares of common stock for one-half the current market price (as defined in the rights agreement) of the common stock. This occurrence is referred to as a "flip-in event" under the plan. After any flip-in event, all rights that are beneficially owned by an acquiring person, or by certain related parties, will be null and void. Our board of directors has the power to decide that a particular tender or exchange offer for all outstanding shares of our common stock is fair to and otherwise in the best interests of our shareholders. If our board makes this determination, the purchase of shares under the offer will not be a flip-in event.

         If, after there is an acquiring person, we are acquired in a merger or other business combination transaction or 50% or more of our assets or earning power are sold or transferred, each holder of a right will have the right to purchase shares of common stock of the acquiring company at a price of one-half the current market price of that stock. This occurrence is referred to as a "flip-over event" under the plan. An acquiring person will not be entitled to exercise its rights, which will have become void.

         Until ten days after the announcement that a person has become an acquiring person, our board may decide to redeem the rights at a price of $.01 per right, payable in cash, shares of common stock or other consideration. The rights will not be exercisable after a flip-in event until the rights are no longer redeemable.

         At any time either after a flip-in event and prior to a person's becoming the beneficial owner of 50% or more of the shares of common stock, or after a flip-over event, our board may decide to exchange the rights for shares of common stock on a one-for-one basis. Rights owned by an acquiring person, which will have become void, will not be exchanged.

         Other than provisions relating to the redemption price of the rights, the rights agreement may be amended by our board of directors prior to the distribution of the rights. After the distribution of the rights, the provisions of the rights agreement other than the redemption price may be amended by our board of directors to cure any ambiguity, defect or inconsistency, to make changes that do not materially adversely affect the interests of holders of rights (excluding the interests of any acquiring person), or to shorten or lengthen any time period under the rights agreement. No amendment to lengthen the time period for redemption may be made if the rights are not redeemable at that time.

         Various actions under the rights agreement, including redeeming and exchanging the rights or amending the rights agreement, will require the approval of our "continuing directors." A "continuing director" is any member of our board of directors who is a member of the board prior to the time a person becomes an acquiring person and any person who is subsequently elected to the board if the person is recommended or approved by a majority of the continuing directors. The "continuing directors" do not include an acquiring person, or an affiliate or associate of an acquiring person, or any representative or nominee of them.

         The rights have certain anti-takeover effects. The rights will cause substantial dilution to any person or group that attempts to acquire us without the approval of our board of directors. As a result, the overall effect of the rights may be to render more difficult or discourage any attempt to acquire us even if the acquisition may be favorable to the interests of our shareholders. Because our board of directors can redeem the rights or approve a tender or exchange offer, the rights should not interfere with a merger or other business combination approved by the board.

Transfer Agent and Registrar

         American Stock Transfer & Trust Company is our transfer agent and registrar.

                             Description of Warrants

         We may issue warrants to purchase debt securities, common stock, preferred stock or other securities. We may issue warrants independently or together with other securities. Warrants sold with other securities may be attached to or separate from the other securities. We will issue warrants under one or more warrant agreements between us and a warrant agent that we will name in the prospectus supplement.

         The prospectus supplement relating to any warrants we are offering will include specific terms relating to the offering. We will file the form of any warrant agreement with the SEC, and you should read the warrant agreement for provisions that may be important to you. The prospectus supplement will include some or all of the following terms:

         .   the title of the warrants

         .   the aggregate number of warrants offered

         . the designation, number and terms of the debt securities, common stock, preferred stock or other securities purchasable upon exercise of the warrants, and procedures by which those numbers may be adjusted

         .   the exercise price of the warrants

         .   the dates or periods during which the warrants are exercisable

         . the designation and terms of any securities with which the warrants are issued

         . if the warrants are issued as a unit with another security, the date on and after which the warrants and the other security will be separately transferable

         . if the exercise price is not payable in U.S. dollars, the foreign currency, currency unit or composite currency in which the exercise price is denominated

         . any minimum or maximum amount of warrants that may be exercised at any one time

         . any terms, procedures and limitations relating to the transferability, exchange or exercise of the warrants

                             Plan of Distribution

         We may sell the offered securities in and outside the United States (a) through underwriters or dealers, (b) directly to purchasers or (c) through agents. The prospectus supplement will include the following information:

         .   the terms of the offering

         .   the names of any underwriters or agents

         .   the purchase price of the securities from us

         .   the net proceeds to us from the sale of securities

         .   any delayed delivery arrangements

         . any underwriting discounts, commissions and other items constituting underwriters' compensation

         .   any initial public offering price

         . any discounts or concessions allowed or reallowed or paid to dealers

         .   any commissions paid to agents

Sale Through Underwriters or Dealers

         If we use underwriters in the sale, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. Unless we inform you otherwise in the prospectus supplement, the obligations of the underwriters to purchase the securities will be subject to certain conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

         During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

         If we use dealers in the sale of securities, we will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We will include in the prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

         We may sell the securities directly. In this case, no underwriters or agents would be involved. We may also sell the securities through agents we designate from time to time. In the prospectus supplement, we will name any agent involved in the offer or sale of the offered securities, and we will describe any commissions payable by us to the agent. Unless we inform you otherwise in the prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

         We may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act of 1933 with respect to any sale of those securities. We will describe the terms of any such sales in the prospectus supplement.

Delayed Delivery Contracts

         If we so indicate in the prospectus supplement, we may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in the prospectus supplement. The prospectus supplement will describe the commission payable for solicitation of those contracts.

General Information

         We may have agreements with the agents, dealers and underwriters to indemnify them against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make. Agents, dealers and underwriters may be customers of, engage in transactions with or perform services for us in the ordinary course of their businesses.

                                 Legal Opinions

         Certain legal matters in connection with the preferred stock and common stock we are offering will be passed upon for us by Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P., New Orleans, Louisiana. Certain legal matters in connection with the debt securities and warrants we are offering will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. will pass on all matters of Louisiana law in this connection. Any underwriters will be advised about other issues relating to any offering by their own legal counsel.

                                     Experts

         The consolidated balance sheet of Pride as of December 31, 1999, and the related consolidated statements of operations, changes in shareholders' equity, and cash flows for each of the three years in the period ended December 31, 1999, and the related schedules, incorporated by reference in this prospectus, have been incorporated by reference herein in reliance on the report of PricewaterhouseCoopers LLP, independent accountants, given on the authority of said firm as experts in auditing and accounting.

                             Independent Accountants

         With respect to the unaudited consolidated financial information of Pride for the three-month periods ended March 31, 2000 and 1999 incorporated by reference in this prospectus, PricewaterhouseCoopers LLP reported that they have applied limited procedures in accordance with professional standards for a review of such information. However, their separate report dated May 12, 2000 incorporated by reference in this prospectus states that they did not audit and they do not express an opinion on that unaudited consolidated financial information. Accordingly, the degree of reliance on their report on such information should be restricted in light of the limited nature of the review procedures applied. PricewaterhouseCoopers LLP is not subject to the liability provisions of Section 11 of the Securities Act of 1933 for their report on the unaudited consolidated financial information because that report is not a "report" or a "part" of the registration statement prepared or certified by PricewaterhouseCoopers LLP within the meaning of Sections 7 and 11 of the Securities Act of 1933.

                       Where You Can Find More Information

         We file annual, quarterly and special reports, proxy statements and other information with the SEC. You can read and copy any materials we file with the SEC at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. 20549. You can obtain information about the operation of the SEC's public reference room by calling the SEC at 1-800-SEC-0330. The SEC also maintains a Web site that contains information we file electronically with the SEC, which you can access over the Internet at http://www.sec.gov. You can obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

         This prospectus is part of a registration statement we have filed with the SEC relating to the securities we may offer. As permitted by SEC rules, this prospectus does not contain all of the information we have included in the registration statement and the accompanying exhibits and schedules we file with the SEC. You may refer to the registration statement, the exhibits and the schedules for more information about us and our securities. The registration statement, exhibits and schedules are available at the SEC's public reference room or through its Web site.

         We are incorporating by reference information we file with the SEC, which means that we are disclosing important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the SEC automatically will update and supersede this information. We incorporate by reference the documents listed below and any future filings we make with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until we sell all the securities:

         . our annual report on Form 10-K for the year ended December 31, 1999, as amended by our annual report on Form 10-K/A dated June 16, 2000

         . our quarterly report on Form 10-Q for the quarterly period ended March 31, 2000

         . the description of our common stock contained in our registration statement on Form 8-A filed on August 19, 1997, as we may update that description from time to time

         . the description of our preferred share purchase rights contained in our registration statement on Form 8-A filed on September 14, 1998, as we may update that description from time to time

         You may request a copy of these filings (other than an exhibit to those filings unless we have specifically incorporated that exhibit by reference into the filing), at no cost, by writing or telephoning us at the following address:

         Pride International, Inc.
         5847 San Felipe, Suite 3300
         Houston, Texas 77057
         Attention:  Robert W. Randall
                     Secretary
         Telephone:  (713) 789-1400

                                    PART II

                    INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

         The following table sets forth the estimated expenses payable by Pride International, Inc. (the "Company") in connection with the offering described in this Registration Statement.

           Registration fee..................................   $132,000
           Printing expenses.................................       *
           Accounting fees and expenses......................       *
           Legal fees and expenses...........................       *
           Trustee fees and expenses.........................       *
           Rating agency fees................................       *
           Miscellaneous.....................................       *
                                                                --------
                 Total.......................................   $   *
                                                                ========
-----------------
*          To be provided by amendment.

Item 15. Indemnification of Directors and Officers.

         Section 83 of the Business Corporation Law of the State of Louisiana gives corporations the power to indemnify officers and directors under certain circumstances. Article IX of the Company's Restated Articles of Incorporation and Section 13 of the Company's Bylaws contain provisions that provide for indemnification of certain persons (including officers and directors).

Item 16. Exhibits.*

         Exhibit No.                    Description of Exhibit
         ----------                     ----------------------

          **4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.2 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.3 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.4 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated September 8, 1997, Registration No. 333-35089).

          **4.5 Amendment to Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

          **4.6 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No. 1-13289).

          **4.7 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

          **4.8 Rights Agreement dated as of September 9, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated September 10, 1998, File No. 1-13289).

          **4.9 Indenture, dated as of May 1, 1997 (the "Senior Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

          **4.10 Indenture, dated as of April 1, 1998 (the "Subordinated Indenture"), between the Company and Marine Midland Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

           +5.1 Opinion of Baker Botts L.L.P. as to the validity of the debt securities and warrants.

           +5.2 Opinion of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. as to the validity of the preferred stock and common stock.

           12.1 Statement of computation of ratio of earnings to fixed charges.

           15.1     Awareness letter of PricewaterhouseCoopers LLP.

           23.1     Consent of PricewaterhouseCoopers LLP.

          +23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

          +23.3 Consent of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. (included in Exhibit 5.2).

           24.1 Powers of Attorney (included on the signature page of the Registration Statement).

          +25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as trustee under the Senior Indenture, on Form T-1.

          +25.2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of HSBC Bank USA, as trustee under the Subordinated Indenture, on Form T-1.

------------------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

**   Incorporated by reference as indicated.

+    To be filed by amendment.

Item 17. Undertakings.

         (a)   The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) of the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

                    (iii) To include any material information with
               respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

          (d)  The undersigned registrant hereby undertakes that:

               (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

               (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                  SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on June 23, 2000.

                                    PRIDE INTERNATIONAL, INC.

                                    By:   /s/ Paul A. Bragg
                                       -----------------------------------------
                                          Paul A. Bragg
                                          Chief Executive Officer and President

                               POWER OF ATTORNEY

         Each person whose signature appears below appoints Paul A. Bragg, Earl
W. McNiel and Robert W. Randall, and each of them severally, each of whom may act without the joinder of the others, as his true and lawful attorneys-in- fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities to sign (i) any and all amendments (including post-effective amendments) to this Registration Statement and (ii) any Registration Statement of the type contemplated by Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and all other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully and for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them or their substitutes, may lawfully do or cause to be done by virtue hereof.

               Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated and on June 23, 2000.

               Signature                                        Title
               ---------                                        -----

            /s/ Paul A. Bragg                        Chief Executive Officer,
--------------------------------------------
                Paul A. Bragg                        President and Director
          (Principal Executive Officer)

           /s/ Earl W. McNiel                        Vice President and Chief
--------------------------------------------
               Earl W. McNiel                        Financial Officer
         (Principal Financial Officer)

           /s/ Terry L. Vandal                       Controller
--------------------------------------------
               Terry L. Vandal
        (Principal Accounting Officer)

          /s/ James B. Clement                       Chairman of the Board
--------------------------------------------
              James B. Clement

        /s/ Christian J. Boon Falleur                Director
--------------------------------------------
            Christian J. Boon Falleur

             /s/ Remi Dorval                         Director
--------------------------------------------
                 Remi Dorval

         /s/ Jorge E. Estrada M.                     Director
--------------------------------------------
             Jorge E. Estrada M.

         /s/ William E. Macaulay                     Director
--------------------------------------------
             William E. Macaulay

          /s/ Ralph D. McBride                       Director
--------------------------------------------
              Ralph D. McBride

           /s/ James T. Sneed                        Director
--------------------------------------------
               James T. Sneed

                              INDEX TO EXHIBITS*

         Exhibit No.         Description of Exhibit
         ----------          ----------------------

          **4.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.2 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.2 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.3 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 3.3 to the Company's Annual Report on Form 10-K for the year ended December 31, 1996, File Nos. 0-16961 and 1-13289).

          **4.4 Amendment to Restated Articles of Incorporation (incorporated by reference to Exhibit 4.4 to the Company's Registration Statement on Form S-8 dated September 8, 1997, Registration No. 333-35089).

          **4.5 Amendment to Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.5 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended September 30, 1998, File No. 1-13289).

          **4.6 Bylaws of the Company, as amended (incorporated by reference to Exhibit 3.1 of the Company's Quarterly Report on Form 10-Q for the quarterly period ended June 30, 1999, File No. 1-13289).

          **4.7 Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Company's Annual Report on Form 10-K for the year ended December 31, 1998, File No. 1-13289).

          **4.8 Rights Agreement dated as of September 9, 1998 between the Company and American Stock Transfer & Trust Company, as Rights Agent (incorporated by reference to Exhibit 1 to the Company's Current Report on Form 8-K dated September 10, 1998, File No. 1-13289).

          **4.9 Indenture, dated as of May 1, 1997 (the "Senior Indenture"), by and between the Company and The Chase Manhattan Bank, as trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997, File Nos. 0-16961 and 1-13289).

          **4.10 Indenture, dated as of April 1, 1998 (the "Subordinated Indenture"), between the Company and Marine Midland Bank, as Trustee (incorporated by reference to Exhibit 4.1 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1998, File No. 1-13289).

           +5.1 Opinion of Baker Botts L.L.P. as to the validity of the debt securities and warrants.

           +5.2 Opinion of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. as to the validity of the preferred stock and common stock.

           12.1 Statement of computation of ratio of earnings to fixed charges.

           15.1     Awareness letter of PricewaterhouseCoopers LLP.

           23.1     Consent of PricewaterhouseCoopers LLP.

          +23.2     Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

          +23.3 Consent of Sher Garner Cahill Richter Klein McAlister & Hilbert, L.L.P. (included in Exhibit 5.2).

           24.1 Powers of Attorney (included on the signature page of the Registration Statement).

          +25.1 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of The Chase Manhattan Bank, as trustee under the Senior Indenture, on Form T-1.

          +25.2 Statement of Eligibility and Qualification under the Trust Indenture Act of 1939 of HSBC Bank USA, as trustee under the Subordinated Indenture, on Form T-1.

------------------
* The Company will file as an exhibit to a Current Report on Form 8-K (i) any underwriting agreement relating to securities offered hereby, (ii) the instruments setting forth the terms of any debt securities, preferred stock or warrants, or (iii) any required opinion of counsel to the Company as to certain tax matters relative to securities offered hereby.

**   Incorporated by reference as indicated.

+    To be filed by amendment.